UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 9, 2005

PMA Capital Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-22761	22-2217932
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 665-5046

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, Mark M. Wilcox resigned from the Board of Directors of PMA Capital Corporation (the “Company”). Mr. Wilcox cited personal reasons for his resignation. Additionally, Anne S. Genter informed the Company that she will not stand for reelection to the Board of Directors at the upcoming Annual Meeting of Shareholders in May, 2005. Ms. Genter, who has served on the Board of Directors since 1991, cited personal reasons for her decision.

Also on February 9, 2005, the Board of Directors elected James C. Hellauer to the Board of Directors. Mr. Hellauer was elected to the class of directors that will stand for reelection at the upcoming Annual Meeting of Shareholders. The Board of Directors has not determined on which committees of the Board of Directors Mr. Hellauer will be appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PMA Capital Corporation

February 10, 2005	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer